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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           STANFORD MICRODEVICES, INC.
                  ----------------------------------------------
             (Exact name of registrant as specified in its charter)


               DELAWARE                                 77-0073042
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                               726 PALOMAR AVENUE
                               SUNNYVALE, CA 94086
                  ----------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                    Name of each exchange on which
         to be so registered                    each class is to be registered
         -------------------                    ------------------------------
                None                                        None

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-31382

     Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.001 PAR VALUE
                         ------------------------------
                                (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered

          Incorporated by reference to the section entitled "Description of Capital Stock" contained in Registrant's Registration Statement on Form S-1 filed on March 1, 2000 (File No. 333-31382) (the "S-1 Registration Statement"), as amended by Amendment No. 1 to the S-1 Registration Statement, filed on April 12, 2000 and Amendment No. 2 to the S-1 Registration Statement, filed on May 2, 2000.

Item 2.   Exhibits

          The following exhibits are filed as a part of this registration statement:
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          3.1* Restated Certificate of Incorporation of Registrant, to be
               effective upon the closing of the initial public offering of Common Stock of the Registrant pursuant to the S-1 Registration Statement.

          3.3* Bylaws of Registrant, to be effective upon the closing of the initial public offering of Common Stock of the Registrant pursuant to the S-1 Registration Statement.

          4.1+ Form of Registrant's Common Stock certificate.

          4.2* Investors' Rights Agreement, dated as of October 5, 1999, among the Registrant and the parties named therein.
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*    Incorporated by reference to the Exhibit of the same number to the S-1
     Registration Statement of Registrant, File No. 333-31382, filed with the Securities and Exchange Commission on March 1, 2000

+ Incorporated by reference to the Exhibit of the same number to Amendment No. 1 to the S-1 Registration Statement of Registrant, File No. 333-31382, filed with the Securities and Exchange Commission on April 12, 2000.
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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: May 12, 2000                      STANFORD MICRODEVICES, INC.


                                       By: /s/ THOMAS SCANNELL
                                           -------------------
                                           Thomas Scannell
                                           Vice President of Finance and
                                           Administration, Chief Financial
                                           Officer

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                                    FORM 8-A

                              STANFORD MICRODEVICES

                                INDEX TO EXHIBITS

Exhibit No.
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   3.1*   Restated Certificate of Incorporation of Registrant, to be effective upon the closing of the initial public offering of Common Stock of Registrant pursuant to the S-1 Registration Statement.

   3.3* Bylaws of Registrant, to be effective upon the closing of the initial public offering of Common Stock of Registrant pursuant to the S-1 Registration Statement.

   4.1+   Form of Registrant's Common Stock certificate.

   4.2* Investors' Rights Agreement, dated as of October 5, 1999, among the Registrant and parties named therein.

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*    Incorporated by reference to the Exhibit of the same number to the S-1
     Registration Statement of Registrant, File No. 333-31382, filed with the Securities and Exchange Commission on March 1, 2000.

+ Incorporated by reference to the Exhibit of the same number to Amendment No. 1 to the S-1 Registration Statement of Registrant, File No. 333-31382, filed with the Securities and Exchange Commission on April 12, 2000.
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